Exhibit 99.1

RE: MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE

TUESDAY, MAY 8, 2007

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FIRST QUARTER 2007

Williamsburg, VA – May 8, 2007 – MHI Hospitality Corporation (AMEX: MDH), (“the company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the first quarter ended March 31, 2007. The company also provided its business outlook for the full year 2007.

PERFORMANCE HIGHLIGHTS:

•	9.0 percent increase in consolidated total revenue over first quarter 2006
•	52.5 percent increase in net operating income over first quarter 2006
•	48.9 percent increase in quarterly Funds from Operations (“FFO”), or $0.20 per share versus $0.14 per share in 2006
•	9th consecutive quarter-over-quarter increase in core properties’ Revenue per Available Room (“RevPAR”) and Average Daily Rate (“ADR”)

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “We continue to put the building blocks in place for ongoing company growth and investor value. In the first quarter we announced the company’s first Sheraton flag at our Louisville hotel asset. In addition to executing an attractive refinancing of the Hilton Wilmington Riverside we extended our license with Hilton at this asset for 10 years. Both hotels are now undergoing extensive repositioning, with planned completions in early

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2008. We also achieved our ninth consecutive quarter-over-quarter increases in RevPAR and ADR, as well as healthy gains in total revenue, net operating income and FFO.”

Sims continued, “I am also very pleased to report a joint venture agreement with The Carlyle Group to acquire and operate substantial hotel assets and hotel portfolios, which we announced on April 30. This alliance is directly aligned with our company’s focused and disciplined investment strategy. We believe that this venture will enhance the growth and value of our real estate platform and contribute significantly to long-term shareholder value.”

Operating Results

The company reported strong top line revenue growth during the first quarter, with ADR and RevPAR increasing quarter over quarter. For the quarter ended March 31, 2007, the company reported consolidated total revenue of approximately $16.9 million, an increase of 9.0 percent over the approximately $15.5 million of total revenue in the first quarter of 2006. Consolidated net income was approximately $0.6 million, or $0.09 per share, as compared to approximately $0.1 million, or $0.02 per share, in the comparable 2006 period. During the first quarter FFO was approximately $2.2 million, or $0.20 per share, as compared to approximately $1.5 million, or $0.14 per share, for the first quarter of 2006, representing an increase of 48.9 percent. Net operating income for the quarter increased 52.5 percent to approximately $2.0 million, as compared to approximately $1.3 million for the first quarter of 2006.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Portfolio Operating Performance

Included in the following tables are key operating statistics for the company’s six properties included in continuing operations for the quarter ended March 31, 2007 and 2006. These statistics do not include the Holiday Inn Williamsburg, which was sold in August 2006, or the Sheraton Louisville Riverside, which was acquired in September 2006 and is temporarily closed for renovations.

	Quarter Ended March 31, 2007	Quarter Ended March 31, 2006	Variance
Occupancy %	70.9%	68.2%	3.9%
Average Daily Rate (“ADR”)	$114.77	$110.52	3.8%
Revenue per Available Room (“RevPAR”)	$81.35	$75.36	7.9%

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For the quarter ended March 31, 2007, the company realized a 7.9 percent increase in RevPAR versus the same period in 2006. For the same three-month period, the company’s six hotels included in continuing operations generated approximately $16.7 million of total revenue in 2007 versus approximately $15.4 million in 2006. This marks the ninth consecutive quarter-over-quarter increases in both RevPAR and ADR.

Balance Sheet/Liquidity

At March 31, 2007, the company had approximately $13.6 million of available cash and cash equivalents, approximately $2.0 million of which is reserved for capital improvements and certain other expenses. The company has approximately $14.7 million outstanding on its $60.0 million revolving line of credit, of which approximately $8.3 million was deployed to fund the Sheraton Louisville Riverside hotel acquisition, approximately $1.3 million was used for working capital and the remaining $5.1 million was applied to other capital projects. On April 2, the company paid down its outstanding balance on its credit facility by approximately $6.5 million, leaving approximately $7.1 million of available cash.

Dividend

As previously announced, the company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Friday, June 15, 2007. The dividend will be paid on Wednesday, July 11, 2007.

Portfolio Update

As of March 31, 2007, total assets were approximately $136.2 million, including approximately $112.8 million of net investment in hotel properties. Total mortgage debt was approximately $50.6 million and unit holders’ equity was approximately $20.6 million, with an average 3,867,607 limited partnership units outstanding.

The company also reported the following portfolio developments:

•

At the Crowne Plaza Hollywood, FL-SIAN Waterway Resort in Hollywood, Florida, developer MCZ/Centrum is nearing completion of the resort’s 310-unit condominium hotel. Although the developer has forecasted a summer completion date for the hotel, with the attendant closing of our acquisition of the public space, the company has begun discussions with MCZ/Centrum to possibly restructure the transaction to facilitate the completion of the hotel and the commencement of operations, which may include an outright purchase of the asset from the developer.

•

The company continues the renovation and repositioning of its Louisville asset, a 186-unit riverfront hotel in Jeffersonville, Indiana acquired in September 2006. On February 23, 2007 the company executed a 15-year license agreement with Starwood Hotels and Resorts to brand the hotel as a Sheraton. A $10.5 million renovation began in March 2007 and is scheduled to be completed in the first quarter of 2008.

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•

On February 23, 2007, the company announced the execution of a license agreement with Hilton Hotel Corp. to extend the Hilton brand at its Wilmington, North Carolina hotel for ten years. Pursuant to the terms of the agreement, the company commenced an extensive $10 million renovation in March 2007. The renovation is scheduled to be completed in the first quarter of 2008.

•

On March 29, 2007, the company entered into and closed a $23 million, 10-year-year mortgage refinancing of the existing note and deed of trust on the Hilton Wilmington Riverside with MONY Life Insurance Company. The company intends to use approximately $13.8 million of the refinancing proceeds to repay and satisfy existing indebtedness secured by the hotel and plans to use the remainder, or approximately $9.2 million, to fund the product improvement plan in connection with the relicensing of the asset with the Hilton brand.

Subsequent Events

On April 26, 2007, the company entered into an agreement with global private equity firm The Carlyle Group to source, underwrite, acquire, develop and operate targeted substantial hotel assets and hotel portfolios. Carlyle has committed up to $100 million of equity capital to the joint venture for a 36-month term, which allows for individual transactions to exceed $30 million. Carlyle’s U.S. real estate fund, Carlyle Realty Partners V (CRP V), will fund up to 90 percent of the equity of an acquisition and MHI will provide between 10 percent and 25 percent. It is expected that hotels acquired by the joint venture will be managed by MHI Hotels Services, L.L.C., and that MHI will be paid an asset management fee of 1.5 percent of the gross revenues of the hotels owned by the venture.

Outlook and Market Trends

Management reaffirms its 2007 guidance provided January 16, 2007 and expects RevPAR growth to be in the range of five to seven percent, and FFO per share to be in the range of $1.00 to $1.10 for the year. These projections are based on occupancy and rate estimates that are consistent with Year 2007 trend forecasts by Smith Travel Research for the market segments in which the company operates. The FFO forecast reflects management’s expectation that new acquisitions will add approximately five cents to FFO and that there will be continued expansion in the lodging industry through 2007.

The table below reconciles projected 2007 net income to projected FFO.

Reconciliation Table:

	Low Range	High Range
	Y/E 2007	Y/E 2007
Net Income	$3,657,138	$4,397,018
Depreciation	4,867,352	4,867,352
Minority Interest	2,096,280	2,461,320

FFO	$10,620,770	$11,725,690

FFO per share & unit	$1.00	$1.10

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Earnings Call/Webcast

A conference call for investors and other interested parties is scheduled for 10:00 a.m. Eastern Time (ET) on Tuesday, May 8, 2007. Management will discuss the company’s first quarter results and its business outlook for the remainder of 2007. The information to be discussed on the call will be available via MHI Hospitality Corporation’s website at www.mhihospitality.com in the Investors section under Press Releases.

The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-407-0782. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on May 8, 2007 through May 15, 2007. To access the rebroadcast, dial 877-660-6853, enter account number 286 and conference identification number 238069. A replay of the call will also be available on the Internet at www.mhihospitality.com for 30 days.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the company’s portfolio consists of seven properties comprising 1,723 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the company has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly

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update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2007 (unaudited)	December 31, 2006
ASSETS
Investment in hotel properties, net	$112,810,427	$111,416,404
Cash and cash equivalents	11,564,776	1,445,491
Restricted cash	2,038,157	2,522,234
Accounts receivable	3,351,667	2,143,426
Accounts receivable-affiliate	204,421	195,859
Prepaid expenses, inventory and other assets	2,342,669	1,979,371
Notes receivable	400,000	4,430,000
Shell Island lease purchase, net	2,573,529	2,676,470
Deferred financing costs, net	887,103	793,558

TOTAL ASSETS	$136,172,749	$127,602,813

LIABILITIES
Line of credit	$14,723,119	$15,228,232
Mortgage loans	50,556,530	41,607,099
Accounts payable and accrued liabilities	5,992,035	5,429,990
Dividends and distributions payable	1,807,628	1,805,333
Advance deposits	772,333	509,084

TOTAL LIABILITIES	73,851,645	64,579,738

Minority Interest in Operating Partnership	20,599,420	21,001,287

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,845,500 shares and 6,712,000 shares issued and outstanding at March 31, 2007 and December 31, 2006	68,455	67,120
Additional paid in capital	48,186,660	47,947,267
Accumulated deficit	(6,533,431)	(5,992,599)

TOTAL STOCKHOLDERS’ EQUITY	41,721,684	42,021,788

TOTAL LIABILITIES AND OWNERS’ EQUITY	$136,172,749	$127,602,813

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
Revenue
Rooms department	$11,252,884	$10,424,849
Food and beverage department	4,760,082	4,231,973
Other operating departments	905,960	870,750

Total revenue	16,918,926	15,527,572
EXPENSES
Hotel operating expenses
Rooms department	3,026,359	2,894,098
Food and beverage department	3,282,014	3,088,601
Other operating departments	209,675	212,591
Indirect	6,322,155	6,080,863

Total hotel operating expenses	12,840,203	12,276,153

Depreciation and amortization	1,224,461	1,166,435
Corporate general and administrative	879,934	790,445

Total operating expenses	14,944,598	14,233,033

NET OPERATING INCOME	1,974,328	1,294,539
Other income (expense)
Interest expense	(1,042,352)	(974,114)
Interest income	37,385	21,947
Unrealized (loss) on hedging activities	(101,215)	—

Net income before minority interest in operating partnership and income taxes	868,146	342,372

Minority interest in operating partnership	(344,469)	(137,079)
Income tax benefit	78,826	29,880

Net income from continuing operations	602,503	235,173
Income (loss) from discontinued operations, net	—	(91,625)

Net income	$602,503	$143,548

Continuing operations per share
Basic	$0.09	$0.03
Diluted	$0.09	$0.03

Discontinued operations per share
Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)

Net income per share
Basic	$0.09	$0.02
Diluted	$0.09	$0.02

Weighted average number of shares outstanding
Basic	6,764,750	6,704,000
Diluted	6,824,750	6,765,900

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
Net income (loss)	$602,503	$143,548
Add minority interest	344,469	83,672
Add depreciation and amortization	1,224,461	1,231,337

FFO	$2,171,433	$1,458,557

Weighted average shares outstanding	6,764,750	6,704,000
Weighted average units outstanding	3,867,607	3,907,607

Weighted average shares and units	10,632,657	10,611,607

FFO per share and unit	$0.20	$0.14

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.